Ohr Pharmaceutical, Inc. S-4/A

Exhibit 5.1

Troutman Sanders LLP 875 Third Avenue New York, NY 10022 troutman.com

April 16, 2019

Ohr Pharmaceutical, Inc.

800 Third Avenue, 11th Floor

New York, NY 10022

Re:       Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as counsel to Ohr Pharmaceutical, Inc., a Delaware corporation (the “Company”), in connection with its filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-4 (the “Registration Statement”) in connection with the registration pursuant to the Securities Act of 1933, as amended (the “Securities Act”), of the Shares (as defined below). The Registration Statement relates to the registration by the Company of 16,032,405 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share to be issued in connection with the merger contemplated by the Agreement and Plan of Merger and Reorganization, dated as of January 2, 2019 (the “Merger Agreement”), by and among the Company, Ohr Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of the Company, and NeuBase Therapeutics, Inc.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5)(i) of Regulation S-K.

In connection with this opinion, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement; (ii) the Company’s Certificate of Incorporation, as amended and as in effect on the date hereof; (iii) the Company’s Bylaws, as in effect on the date hereof; (iv) the Merger Agreement; and (v) a copy of the resolutions of the Company’s Board of Directors relating to the Merger Agreement and certain related matters. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers, or other representatives of the Company and such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, photostatic, electronic, or facsimile copies and the authenticity of the originals of such documents. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

Our opinion set forth below is limited to the federal laws of the United States of America, the laws of the State of New York and the Delaware General Corporation Law.

Based upon the foregoing, and subject to all of the other assumptions, limitations and qualifications set forth herein, we are of the opinion that when (i) the Registration Statement has been declared effective by order of the Commission; (ii) the merger contemplated by the Merger Agreement is completed in accordance with the Merger Agreement; and (iii) the Shares have been registered in the names of the holders as contemplated by the Merger Agreement, the Shares will validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the Registration Statement, including the joint proxy statement/prospectus constituting a part thereof. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder by the Commission.

This opinion is effective as of the date hereof and we hereby expressly disclaim any obligation to supplement this opinion for any changes which may occur hereafter with respect to any matters of fact or law addressed herein.

Very truly yours,

/s/ Troutman Sanders LLP

TROUTMAN SANDERS LLP